Articles of Amendment
to
Articles of Incorporation
of

BLUE GEM ENTERPRISE, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000048790

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

12805 NW 42 Avenue
Opa-Locka, Florida 33054

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

12805 NW 42 Avenue
Opa-Locka, Florida 33054

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: _______________

New Registered Office Address: _______________
(Florida street address)

_______________, Florida _______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

FILED
10 AUG 10 PM 4:18
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

Article IV Shares and Article VIII of the Certificate of Incorporation, are hereby amended to provide authorization for the Corporation to issue up to 500,000,000 shares of common stock, $0.001 par value per share, without amending any other provision of Article IV Shares or Article VIII except as such provisions relate to the total number of authorized shares and total number of authorized shares of common stock of the Corporation, which provisions shall automatically be amended to reflect the above.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: 8/9/2010
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 8/9/2010

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Allan Sepe
(Typed or printed name of person signing)

President
(Title of person signing)

CONSENT TO ACTION WITHOUT MEETING OF THE SOLE DIRECTOR AND MAJORITY SHAREHOLDER OF BLUE GEM ENTERPRISE, INC.

Pursuant to Sections 607.0821 and 607.0704 of the Florida Business Corporation Act, which authorize the taking of action by written consent of the Directors and shareholders holding a majority of a company's voting securities without a meeting, respectively, the undersigned, being the sole Director and majority shareholder ("**Majority Shareholder**") of Blue Gem Enterprise, Inc., a Florida corporation (the "**Company**"), hereby acknowledges the following statements, gives his written consent and takes the following actions:

WHEREAS, the sole Director and the Majority Shareholder believes that it is in the best interest of the Company to increase the Company's total shares of authorized common stock to 500,000,000 shares of common stock, $0.001 par value per share, and to approve, ratify, file with the Secretary of State of Florida and affect the transactions contemplated by the "**Articles of Amendment to Articles of Incorporation**" of the Company, attached hereto as Exhibit A (the "**Amendment**").

NOW THEREFORE BE IT RESOLVED, that the officers are instructed to take whatever action necessary to enter into, adopt, file with the Secretary of State of Florida, approve and/or affect the transactions contemplated by the Amendment; and it is further

RESOLVED, that each officer of the Company be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Company, any and all documents, and to perform any and all acts necessary to reflect the Sole Director's and Majority Shareholder's approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that in addition to and without limiting the foregoing, each officer of the Company and the Company's attorney be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is approved, ratified and confirmed in all respects as the act and deed of the Company; and it is further

RESOLVED, that these minutes may be executed in several counterparts, each of which is an original; that it shall not be necessary in making proof of these minutes or any counterpart hereof to produce or account for any of the other counterparts; that a copy of

these minutes signed by one party and faxed or emailed to another shall be deemed to have been executed and delivered as though an original; and that a photocopy or PDF of these minutes shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the undersigned, being the sole Director and Majority Shareholder of Blue Gem Enterprise, Inc. does hereby execute this consent August 9th, 2010, which consent shall be effective as of August 9th, 2010.

SOLE DIRECTOR:

ALLAN SEPE
Director

"MAJORITY SHAREHOLDER":

ALLAN SEPE
71,875,006 Shares Voted "For" and in "Favor of" the Approval and Ratification of the Transactions Described Above, and the Resolutions Set Forth Above